Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Patrick P. Fourteau, the President and Chief Executive Officer of Sciele Pharma, Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of my knowledge, that:

This Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 27, 2007	By:	/s/ PATRICK P. FOURTEAU
Name: Patrick P. Fourteau
President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sciele Pharma, Inc. and will be retained by Sciele Pharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.